EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-7 of Primary Energy Recycling Corporation (the “Corporation”) dated October 1, 2009 of our report dated March 17, 2009 relating to the financial statements for the year ended December 31, 2008.
We also consent to the inclusion of our COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCE dated March 17, 2009 which appears in the Form F-7 of the Corporation dated October 1, 2009.
PricewaterhouseCoopers LLP (signed)
Chicago, Illinois
October 1, 2009